Pennsylvania Tax Exempt Income Fund, November 30, 2005 semi annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2005, Putnam Management
has assumed $885 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1	Class A	2,842
	Class B	601

72DD2	Class M	39

73A1	Class A	0.174414
	Class B	0.144499

73A2	Class M	0.160887

74U1	Class A	16,195
	Class B	3,855

74U2	Class M	244

74V1	Class A	9.06
	Class B	9.06

74V2	Class M	9.07


Additional Information About Errors and Omissions Policy
Item 85B

While no claims with respect to the Registrant Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant Series.